                                                                   Exhibit 10-CI

                                   REGULATIONS

                                       OF

                 MILLENNIUM PIPELINE MANAGEMENT COMPANY, L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS

                                                                                 PAGE NO.
                                                                                 --------
                                  ARTICLE 1.
                                  DEFINITIONS
1.01  Definitions............................................................       2
      (a)   "AAA"............................................................       2
      (b)   "Abstaining Member"..............................................       2
      (c)   "Act"............................................................       2
      (d)   "Action".........................................................       2
      (e)   "Additional Capital Contributions"...............................       2
      (f)   "Adjusted Capital Account Deficit"...............................       2
      (g)   "Affiliate"......................................................       2
      (h)   "Affiliate Transaction"..........................................       3
      (i)   "Allocation Year"................................................       3
      (j)   "Available Cash".................................................       3
      (k)   "Bankrupt Member"................................................       3
      (l)   "Bankruptcy".....................................................       3
      (m)   "Base Interest Rate".............................................       4
      (n)   "Budget".........................................................       4
      (o)   "Business Day"...................................................       4
      (p)   "Capacity Lease and Exchange Agreement"..........................       4
      (q)   "Capital Account"................................................       4
      (r)   "Capital Contributions"..........................................       5
      (s)   "Certificate" or "Certificate of Formation"......................       5
      (t)   "Certificate of Dissolution".....................................       5
      (u)   "Change in Control"..............................................       5
      (v)   "Code"...........................................................       6
      (w)   "Columbia".......................................................       6
      (x)   "Commitment Voting Date".........................................       6
      (y)   "Company"........................................................       6
      (z)   "Contribution Agreement".........................................       6
      (aa)  "Contribution Date"..............................................       6
      (bb)  "Credit Support Documents".......................................       6
      (cc)  "Debt"...........................................................       6
      (dd)  "Delinquent Member"..............................................       7
      (ee)  "Depreciation"...................................................       7
      (ff)  "DGCL"...........................................................       7
      (gg)  "Dispose," "Disposing" or "Disposition"..........................       7
      (hh)  "Dispute"........................................................       7
      (ii)  "Dissolution Event"..............................................       7


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
      (jj)  "Effective Date"................................................       7
      (kk)  "Encumbrance"...................................................       7
      (ll)  "Excess Withholding Liability"..................................       7
      (mm)  "FERC"..........................................................       8
      (nn)  "General Interest Rate".........................................       8
      (oo)  "Gross Asset Value".............................................       8
      (pp)  "Information Request"...........................................       9
      (qq)  "Initial Capital Contributions".................................       9
      (rr)  "In-Service Date"...............................................       9
      (ss)  "Interested Matters Voting Procedures"..........................       9
      (tt)  "Lake Crossing Agreement".......................................       9
      (uu)  "Limited Partner"...............................................       9
      (vv)  "Losses"........................................................       9
      (ww)  "Majority Approval".............................................       9
      (xx)  "Management Committee"..........................................       9
      (yy)  "Market Value"..................................................       9
      (zz)  "MCN"...........................................................       9
      (aaa) "Member Agreement"..............................................       9
      (bbb) "Member Nonrecourse Debt".......................................       10
      (ccc) "Member Nonrecourse Debt Minimum Gain"..........................       10
      (ddd) "Member Nonrecourse Deductions".................................       10
      (eee) "Member Owner"..................................................       10
      (fff) "Members".......................................................       10
      (ggg) "Membership Interest"...........................................       10
      (hhh) "Millennium Pipeline System"....................................       10
      (iii) "Millennium Pipeline Company, L.P.".............................       10
      (jjj) "MOU"...........................................................       11
      (kkk) "Net Cash Flow".................................................       11
      (lll) "Nonrecourse Deductions"........................................       11
      (mmm) "Nonrecourse Liability".........................................       11
      (nnn) "Notice Period".................................................       11
      (ooo) "Offeree Member"................................................       11
      (ppp) "O&M Agreement".................................................       11
      (qqq) "Partnership"...................................................       11
      (rrr) "Partnership Agreement".........................................       11
      (sss) "Person"........................................................       11
      (ttt) "Precedent Agreements"..........................................       11
      (uuu) "Prime Rate"....................................................       11
      (vvv) "Profits" and "Losses"..........................................       11
      (www) "Project Agreements"............................................       13
      (xxx) "Project Development Agreement".................................       13
      (yyy) "Property"......................................................       13
      (zzz) "PUHCA".........................................................       13


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
      (aaaa)"PUHCA Company".................................................       13
      (bbbb)"Reconstitution Period".........................................       13
      (cccc)"Regulations"...................................................       13
      (dddd)"Regulatory Allocations"........................................       13
      (eeee)"Required Accounting Practices".................................       13
      (ffff)"Required Interest".............................................       13
      (gggg)"Sale Notice"...................................................       13
      (hhhh)"Scheduled Capital Contributions"...............................       13
      (iiii)"Super Majority Approval".......................................       14
      (jjjj)"System Modification"...........................................       14
      (kkkk)"Third Party Terms".............................................       14
      (llll)"TransCanada"...................................................       14
      (mmmm)"Treasury Regulations"..........................................       14
      (nnnn)"UCC"...........................................................       14
      (oooo) "Unanimous Approval"...........................................       14
      (pppp)"Westcoast".....................................................       14
      (qqqq)"Withdrawal Effective Date" ....................................       14
      (rrrr)"Withdrawal Notice".............................................       14
      (ssss)"Withdrawal Period".............................................       14
      (tttt)"Withdrawing Member"............................................       15

1.02  Construction..........................................................       15

                                  ARTICLE 2.
                                 ORGANIZATION

2.01  Formation.............................................................       15
2.02  Name..................................................................       15
2.03  Registered Office; Registered Agent; Principal Office in the United
           States; Other Offices............................................       15
2.04  Purposes..............................................................       15
2.05  Foreign Qualification.................................................       16
2.06  Term..................................................................       16
2.07  Mergers and Exchanges.................................................       16
2.08  Tax Partnership; No State-Law Partnership.............................       16

                                  ARTICLE 3.
                     MEMBERSHIP; DISPOSITIONS OF INTERESTS

3.01  Initial Members.......................................................       16
3.02  Membership............................................................       16
3.03  Representations and Warranties........................................       17
      (a)   In General......................................................       17
      (b)   Representations and Warranties..................................       17

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
3.04  Restrictions on the Disposition of Membership Interests...............       19
3.05  Additional Members....................................................       20
3.06  Membership Interests..................................................       20
3.07  Rights of First Refusal...............................................       20
3.08  Restrictions Applicable Upon Disposition..............................       21
3.09  PUHCA.................................................................       21
3.10  Remedies..............................................................       21
3.11  Information; Confidentiality..........................................       22
3.12  Legends...............................................................       22
3.13  Liability to Third Parties............................................       22
3.14  Withdrawal and Effect of Withdrawal...................................       22
3.15  Lack of Authority.....................................................       25

                                  ARTICLE 4.
                             CAPITAL CONTRIBUTIONS

4.01  Initial and Scheduled Capital Contributions...........................       25
4.02  Additional Capital Contributions......................................       25
4.03  Failure to Contribute.................................................       25
4.04  Return of Contributions...............................................       26
4.05  Advances by Members...................................................       26
4.06  Capital Account.......................................................       26
4.07  Capital Contributions for System Modifications........................       26

                                  ARTICLE 5.
                                  ALLOCATIONS

5.01  Profits...............................................................       26
5.02  Losses................................................................       27
5.03  Special Federal Income Tax Allocations................................       27
      (a)   Minimum Gain Chargeback.........................................       27
      (b)   Member Minimum Gain Chargeback..................................       27
      (c)   Qualified Income Offset.........................................       28
      (d)   Nonrecourse Deductions..........................................       28
      (e)   Member Nonrecourse Deductions...................................       28
      (f)   Section 754 Adjustments.........................................       28
5.04  Curative Allocations..................................................       28
5.05  Loss Limitation.......................................................       29
5.06  Other Allocation Rules................................................       29
5.07  Contributed Property, Tax Allocations.................................       29


                                       iv
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
                                  ARTICLE 6.
                                 DISTRIBUTIONS

6.01  Distributions.........................................................       30
6.02  Tax Amounts Withheld..................................................       30
6.03  Limitations on Distributions..........................................       30

                                  ARTICLE 7.
                           MANAGEMENT OF THE COMPANY

7.01  Management by the Members.............................................       31
7.02  Actions by Member Committees; Delegation of Authority and Duties......       31
7.03  Conflicts of Interest and Affiliate Transactions......................       32
7.04  Officers..............................................................       33
      (a)   Qualifications, Duties and Term of Office.......................       33
      (b)   Resignation; Removal............................................       34
      (c)   Officers........................................................       34
      (d)   Initial Officers................................................       36
7.05  Insurance.............................................................       36

                                  ARTICLE 8.
                              MEETINGS OF MEMBERS

8.01  Meetings..............................................................       36
8.02  Voting List...........................................................       38
8.03  Proxies...............................................................       38
8.04  Conduct of Meetings...................................................       38
8.05  Action by Written Consent or Telephone Conference.....................       39

                                  ARTICLE 9.
                                INDEMNIFICATION

9.01  Right to Indemnification..............................................       39
9.02  Advance Payment.......................................................       40
9.03  Indemnification of Officers, Employees and Agents.....................       40
9.04  Appearance of Witness.................................................       40
9.05  Nonexclusivity of Rights..............................................       41
9.06  Insurance.............................................................       41
9.07  Member Notification...................................................       41
9.08  Saving Clause.........................................................       41


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
                                  ARTICLE 10.
                                     TAXES

10.01 Tax Returns...........................................................       41
10.02 Tax Elections.........................................................       42
10.03 Tax Matters Partner...................................................       42
10.04 Tax Reporting Information.............................................       43

                                  ARTICLE 11.
                  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

11.01 Maintenance of Books..................................................       43
11.02 Reports...............................................................       43
11.03 Accounts..............................................................       44

                                  ARTICLE 12.
                            BANKRUPTCY OF A MEMBER

12.01 Bankrupt Members......................................................       44

                                  ARTICLE 13.
           DISSOLUTION, LIQUIDATION, TERMINATION AND RECONSTITUTION

13.01 Dissolution...........................................................       44
13.02 Winding Up, Liquidation and Termination...............................       45
13.03 Deficit Capital Accounts..............................................       46
13.04 Certificate of Dissolution............................................       46
13.05 Reconstitution........................................................       46

                                  ARTICLE 14.
                              DISPUTE RESOLUTION

14.01 Disputes..............................................................       47
14.02 Negotiations to Resolve Disputes......................................       47
14.03 Arbitration...........................................................       47

                                  ARTICLE 15.
                              GENERAL PROVISIONS

15.01 Regulations Subordinate to Member Agreement...........................       49
15.02 Compliance with Partnership Agreement.................................       49
15.03 Payments and Offset...................................................       49
15.04 Notices...............................................................       49


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
15.05 Ratification..........................................................       50
15.06 Entire Agreement; Acknowledgment......................................       51
15.07 Effect of Waiver or Consent...........................................       51
15.08 Amendment or Modification.............................................       51
15.09 Binding Effect........................................................       51
15.10 Governing Law.........................................................       52
15.11 Severability..........................................................       52
15.12 Further Assurances....................................................       52
15.13 Waiver of Certain Rights..............................................       52
15.14 Indemnification.......................................................       52
15.15 Notice to Members of Provisions of these Regulations..................       52
15.16 Counterparts..........................................................       52


Exhibit A
Initial Members, Membership Interest and Initial Capital Contribution...  A - 1

Exhibit B
Member Owners...........................................................  B - 1

Exhibit C
Initial Management Committee............................................  C - 1

Exhibit D
Initial Officers........................................................  D - 1

Schedule 7.01(b) - Super Majority Approval
Schedule 7.01(c) - Unanimous Approval
Schedule 7.01(d) - Interested Matters Voting Procedures

                                   REGULATIONS

                                       OF

                 MILLENNIUM PIPELINE MANAGEMENT COMPANY, L.L.C.

                      A Delaware Limited Liability Company

      These REGULATIONS OF MILLENNIUM PIPELINE MANAGEMENT COMPANY, L.L.C. (these "Regulations"), dated effective as of May 31, 1998, are executed and agreed to by the Members (as defined below).

                                    PREAMBLE

      The Members have formed the Company (defined below) to serve as the general partner of Millennium Pipeline Company, L.P. (defined below) which is being formed to construct and own an interstate natural gas transmission system (the "Millennium Pipeline System") extending from an interconnection with a natural gas transmission system to be owned and operated by TransCanada PipeLines Limited at the border between the United States and Canada in Lake Erie to a terminus in Westchester County, New York. The Members anticipate that the Millennium Pipeline System will be project financed and will be in service by the end of 2000.

      The Members currently own all of the issued and outstanding Membership Interests (as defined below) in the Company, including, without limitation, rights to distribution (liquidating or otherwise), allocations, information, consent and approval. In order to maintain competent management of the Company, to encourage and promote the business opportunities of the Members and the Company, to provide for continuity of the present ownership of the Company and to impose certain restrictions and obligations on the Membership Interests, the Members desire to execute these Regulations upon the terms and conditions contained herein.

      For and in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the full receipt and sufficiency of which is hereby expressly acknowledged, the Members agree as follows:

                      ------------------------------------


MEMBERSHIP INTERESTS IN MILLENNIUM PIPELINE MANAGEMENT COMPANY, L.L.C. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER SUCH ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS AGREEMENT CONTAINS ADDITIONAL RESTRICTIONS ON SALES AND OTHER TRANSFERS OF MEMBERSHIP INTERESTS.

                                  ARTICLE 1.

                                  DEFINITIONS

      1.01 Definitions. As used in these Regulations, the following terms have the following meanings throughout these Regulations when capitalized:

            (a) "AAA" shall have the meaning set forth in Section 14.03 hereof.

            (b) "Abstaining Member" means a Member that has elected to abstain from voting on any matter put to a vote of the Members.

            (c) "Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Section 18-101 et seq. and any successor statute, as amended from time to time.

            (d) "Action" shall have the meaning set forth in Section 9.01 hereof.

            (e) "Additional Capital Contributions" means an amount of cash which a Member is committed to contribute to the Company pursuant to Section 4.02 hereof.

            (f) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

                  (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
      1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

      The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

            (g) "Affiliate" means, with respect to any Person any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Person. The terms "controls", "controlled by" and "under common control with" shall mean the possession, directly or indirectly or through one or more intermediaries, of more than fifty percent (50%) of the outstanding voting stock of, or the power to direct or cause the direction of the management policies of any Person, whether through ownership of stock, as a general partner or trustee, by contract or otherwise.

            (h) "Affiliate Transaction" means a business transaction between the Company or the Partnership and any Member, Limited Partner or any Affiliate thereof; provided, however, that "Affiliate Transaction" shall not include the Project Agreements or any transaction between the Partnership and a Member or a Limited Partner or any Affiliate thereof for transmission of natural gas or other services offered by the Partnership relating to the Millennium Pipeline System.

            (i) "Allocation Year" means (i) the period commencing on the Effective Date and ending on December 31, 1998, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31 or (iii) any portion of the periods described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 5 hereof.

            (j) "Available Cash" means all cash funds of the Company on hand from time to time (other than cash funds obtained as Capital Contributions and cash funds obtained from loans to the Company) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for the payment of all outstanding and unpaid current obligations of the Company as of such time and (iii) provision for a working capital reserve in an amount to be determined by the Members.

            (k) "Bankrupt Member" means a Member that becomes subject to a Bankruptcy.

            (l) "Bankruptcy" means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. A "Voluntary Bankruptcy" means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days.

            (m) "Base Interest Rate" means a rate per annum equal to the lesser of (a) two percent (2%) plus the Prime Rate and (b) the maximum rate permitted by applicable law.

            (n) "Budget" means the annual operating budget for the Company and the Partnership prepared by the Management Committee and approved by the Members as provided in these Regulations and any other budget approved by the Members.

            (o) "Business Day" means any day other than a Saturday, Sunday or a holiday on which national banking associations in the State of New York are closed.

            (p) "Capacity Lease and Exchange Agreement" means that certain Capacity Lease and Exchange Agreement to be entered into between the Partnership and Columbia relating to the lease of capacity by Columbia on the Millennium Pipeline System.

            (q) "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                  (i) To each Member's Capital Account there shall be credited
      (A) such Member's Capital Contributions, (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 5.03 or 5.04 hereof and (C) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member; provided, however, that the principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(d)(2);

                  (ii) To each Member's Capital Account there shall be debited
      (A) the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of these Regulations,
      (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections
      5.03 or 5.04 hereof and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;


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
                  (iii) In the event Membership Interests are transferred in accordance with the terms of these Regulations, the transferee shall succeed to the Capital Account of the transferor in proportion to the Membership Interest transferred; and

                  (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

                  (v) The foregoing provisions and the other provisions of these Regulations relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such Treasury Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 13 hereof upon the dissolution of the Company. The Members also shall make (i) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event unanticipated events might otherwise cause these Regulations not to comply with Treasury Regulations
      Section 1.704-1(b).

            (r) "Capital Contributions" means, with respect to any Member, the amount of money and/or the initial Gross Asset Value of any property other than money (net of any liabilities assumed or taken subject to) actually contributed to the Company with respect to the Membership Interests held or purchased by such Member, including, without limitation, Initial Capital Contributions, Scheduled Capital Contributions and Additional Capital Contributions.

            (s) "Certificate" or "Certificate of Formation" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time, as the context requires, and as described in Section 2.01 hereof.

            (t) "Certificate of Dissolution" means the certificate of dissolution filed with the Secretary of State of the State of Delaware pursuant to the Act to dissolve the Company, as described in Section 13.04 hereof.

            (u) "Change in Control" means the Disposition of (i) a controlling interest in a Member to a Person that is not an Affiliate of the Member or (ii) a controlling interest in a Member Owner to a Person that is not an Affiliate of the Member Owner or the Member; provided, however, that "Change in Control" shall not include a Disposition of the interests of such Member Owner in the Millennium Pipeline System, held through the Member, which exceeds eighty percent (80%) of the value of such Member Owner. For purposes of this subsection 1.01(u)(ii), (A) a Disposition shall not include a mortgage, pledge, grant of a security interest or other disposition or encumbrance and (B) "controlling interest" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, partnership, limited liability company or other ownership interests by contract or otherwise).

            (v) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            (w) "Columbia" means Columbia Gas Transmission Corporation, a Delaware corporation.

            (x) "Commitment Voting Date" means the date on which the Members make the determination to commit the Partnership to purchase all or substantially all of the pipe necessary to construct the Millennium Pipeline System or such other date as determined to be appropriate by the Members to commit to commence construction of the Millennium Pipeline System, taking into consideration criteria developed by the Management Committee from time to time; provided, however, that any vote of the Members which is intended to establish the Commitment Voting Date shall not occur earlier than thirty (30) days after the date notice for such vote is sent to the Members pursuant to Section 15.04 hereof.

            (y) "Company" means Millennium Pipeline Management Company, L.L.C., a Delaware limited liability company.

            (z) "Contribution Agreement" means that certain Contribution Agreement to be entered into between the Partnership and Columbia relating to the contribution of Columbia of property as part of its Capital Contribution to the Partnership.

            (aa) "Contribution Date" shall have the meaning set forth in Section
4.02 hereof.

            (bb) "Credit Support Documents" means (i) a guaranty or (ii) such other form of credit support acceptable to the Members.

            (cc) "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby,
(iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i),

(ii), (iii), (iv) and (v), above; provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are either not delinquent or are being contested in good faith by appropriate proceedings.

            (dd) "Delinquent Member" shall have the meaning set forth in Section 4.03(a) hereof.

            (ee) "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method approved by the Members.

            (ff) "DGCL" means the Delaware General Corporation Law and any successor statute, as amended from time to time.

            (gg) "Dispose," "Disposing" or "Disposition" shall each mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest or other disposition or encumbrance (including, without limitation, by operation of law).

            (hh) "Dispute" shall have the meaning set forth in Section 14.01 hereof.

            (ii) "Dissolution Event" shall have the meaning set forth in Section
13.01 hereof.

            (jj) "Effective Date" means the last to occur of (i) the date these Regulations are executed by the initial Members and (ii) the date the Certificate of Formation is filed with the Secretary of State of the State of Delaware.

            (kk) "Encumbrance" means any security interest, mortgage, pledge, claim, lien, charge, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest in the assets of a Person.

            (ll) "Excess Withholding Liability" means any amount of withholding due from a foreign Member's share of allocable income in excess of the Available Cash which, but for the withholding requirement, would have been distributed to such Member during such Allocation Year.

            (mm) "FERC" means the Federal Energy Regulatory Commission or any commission, agency or other governmental body succeeding to the power of such commission under the Natural Gas Act.

            (nn) "General Interest Rate" means a rate per annum equal to the lesser of (i) one percent (1%) plus the Prime Rate and (ii) the maximum rate permitted by applicable law.

            (oo) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Members;

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code
      Section 7701(g) into account), as determined by the Members as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; provided, that either or both of the adjustments described in clauses (A) and (B) of this paragraph shall be made only if the Members reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members;

                  (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Members; and

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or
      Section 5.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) of this subsection (pp) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            (pp) "Information Request" shall have the meaning set forth in
Section 14.03 hereof.

            (qq) "Initial Capital Contributions" means the amount in cash contributed to the Company pursuant to Section 4.01 hereof by the Members.

            (rr) "In-Service Date" shall have the meaning set forth in subsection 3.14(c) hereof.

            (ss) "Interested Matters Voting Procedures" shall have the meaning set forth in Section 7.01(d) hereof.

            (tt) "Lake Crossing Agreement" means that certain Lake Crossing Agreement to be entered into between TransCanada or an Affiliate of TransCanada and Columbia in its capacity as the project developer under the Project Development Agreement relating to the construction of the segment of the Millennium Pipeline System which will pass under Lake Erie.

            (uu)  "Limited Partner" means a limited partner of the Partnership.

            (vv) "Losses" shall have the meaning set forth in Section 1.01 (vvv) hereof.

            (ww) "Majority Approval" means the approval by one or more Members having among them in excess of 50% of the Membership Interests of all Members that are not Withdrawing Members.

            (xx) "Management Committee" shall have the meaning set forth in
Section 7.02(d) hereof.

            (yy) "Market Value" means that price that a willing and able buyer would pay to a Member willing to sell its Membership Interest, or a portion thereof, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts. The Market Value of a Membership Interest shall be determined by a duly qualified and experienced appraiser mutually acceptable to the Members. If the Members are unable to agree on such an appraiser within fifteen (15) days of the event giving rise to the need for an appraiser, each Member shall select an experienced and qualified appraiser within five (5) days and these two appraisers shall select a third appraiser within ten (10) days. This third appraiser shall then determine the Market Value of the Membership Interests for which an appraisal is sought. The Market Value so determined shall be binding on all Members.

            (zz) "MCN" means MCNIC LLC Millennium Company, a Michigan corporation.

            (aaa) "Member Agreement" means any written agreement entered into among all Members that are not Withdrawing Members.

            (bbb) "Member Nonrecourse Debt" shall have the same meaning as the term "member nonrecourse debt" in Section 1.704-2(b)(4) of the Treasury Regulations.

            (ccc) "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as nonrecourse as determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

            (ddd) "Member Nonrecourse Deductions" shall have the same meaning as the term "member nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

            (eee) "Member Owner" means the Person or Persons that own, of record or beneficially, all of the capital stock or equity interests in a Member.

            (fff) "Members" collectively means those Persons adopting and executing these Regulations on the date hereof or any Person hereafter admitted to the Company as a Member in accordance with these Regulations, but does not include any Person who has ceased to be a Member as provided in these Regulations.

            (ggg) "Membership Interest" means the percentage ownership interest of a Member in the Company, including without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent to or approve actions of the Company. The initial Membership Interest of each Member shall be as set forth on Exhibit A hereof. The Membership Interest of each Partner shall be adjusted from time to time (i) based upon the Capital Contributions made by the Members in accordance with Article 4 hereof, with the Membership Interest of each Member being equal to a fraction, the numerator of which is a Member's cumulative Capital Contributions and the denominator of which is the cumulative total of all Members' Capital Contributions; and (ii) upon the withdrawal of a Member, in which case the Membership Interest of the Withdrawing Member shall, as of the Withdrawal Effective Date, be distributed pro rata among all of the non-withdrawing Members in a portion equal to the ratio of (A) the pre-withdrawal Membership Interest of such non-withdrawing Member to (B) the sum of all pre-withdrawal Membership Interests of all non-withdrawing Members.

            (hhh) "Millennium Pipeline System" shall have the meaning set forth in the Preamble to these Regulations.

            (iii) "Millennium Pipeline Company, L.P." means that certain Delaware limited partnership with the Company, as general partner, and Columbia, MCN, TransCanada and Westcoast, each as limited partners. This term may be used interchangeably with "Partnership".

            (jjj) "MOU" means that certain Memorandum of Understanding dated as of December 1, 1997, among Columbia, Westcoast Energy (U.S.) Inc., MCN Investment Corporation and TransCanada PipeLines Limited, as amended, modified and extended.

            (kkk) "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish working capital reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Members. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

            (lll) "Nonrecourse Deductions" shall have the same meaning as set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

            (mmm) "Nonrecourse Liability" shall have the same meaning as set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

            (nnn) "Notice Period" shall have the meaning set forth in Section
3.07 hereof.

            (ooo) "Offeree Member" shall have the meaning set forth in Section
3.07 hereof.

            (ppp) "O&M Agreement" means that certain Operations, Maintenance and Management Services Agreement to be entered into by the Partnership and Columbia pertaining to the operation and maintenance of the Millennium Pipeline.

            (qqq) "Partnership" means Millennium Pipeline Company, L.P.

            (rrr) "Partnership Agreement" means the Agreement of Limited Partnership of Millennium Pipeline Company, L.P., as the same may be amended and modified from time to time.

            (sss) "Person" shall have the meaning set forth in Section 18-101(12) of the Act.

            (ttt) "Precedent Agreements" means the Precedent Agreements entered into on behalf of the Partnership with proposed customers of the Partnership for the transmission of natural gas through the Millennium Pipeline System.

            (uuu) "Prime Rate" means the fluctuating per annum rate of interest announced from time to time by Citibank, N.A. as its "Prime Rate".

            (vvv) "Profits" and "Losses" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for purposes of such determination, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  (i) Any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

                  (iv) Gain or loss resulting from any Disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property Disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

                  (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the Disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 5.03 or 5.04 hereof shall not be taken into account in computing Profits or Losses.

            The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.03 and 5.04 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

            (www) "Project Agreements" means the Capacity Lease and Exchange Agreement, the Contribution Agreement, the Lake Crossing Agreement, the O&M Agreement, the Project Development Agreement and the Precedent Agreements, as the same may be amended and modified from time to time.

            (xxx) "Project Development Agreement" means that certain Project Development and Management Services Agreement to be entered into between the Partnership and Columbia relating to the development and construction of the Millennium Pipeline System.

            (yyy) "Property" means any property owned or leased by the Company.

            (zzz) "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

            (aaaa)"PUHCA Company" shall have the meaning set forth in Section
3.09 hereof.

            (bbbb)"Reconstitution Period" shall have the meaning set forth in
Section 13.05 hereof.

            (cccc)"Regulations" shall have the meaning set forth in the introductory paragraph hereof.

            (dddd)"Regulatory Allocations" shall have the meaning set forth in
Section 5.04 hereof.

            (eeee)"Required Accounting Practices" means generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to the Company or, if inconsistent therewith, the accounting rules and regulations, if any, at the time prescribed by the regulating body or bodies under the jurisdiction of which the Company is at the time operating.

            (ffff)"Required Interest" means the affirmative vote of the Members as required by Section 7.01 hereof.

            (gggg)"Sale Notice" shall have the meaning set forth in Section 3.07 hereof.

            (hhhh)"Scheduled Capital Contributions" shall have the meaning set forth in Section 4.01 hereof.

            (iiii)"Super Majority Approval" means Majority Approval plus, if there are four (4) Members that are not Withdrawing Members, the affirmative vote of not fewer than three (3) Members. If there are fewer than four (4) Members that are not Withdrawing Members or if the Interested Matters Voting Procedures are applicable, "Super Majority Approval" means the approval by one or more Members having among them in excess of 66-2/3% of the Membership Interests of all Members that are not Withdrawing Members.

            (jjjj)"System Modification" shall mean any facilities to be installed or action to be taken costing in excess of One Million Dollars (US$1,000,000) to modify, improve, expand or increase the capacity of the Millennium Pipeline System or any portion thereof after the Commitment Voting Date (except in connection with customary maintenance and except for modifications which in the reasonable judgment of the Chairman of the Management Committee (a) do not result in an expansion of the capacity or a change in the essential design of the Millennium Pipeline System or (b) are necessary to comply with applicable environmental or safety requirements).

            (kkkk)"Third Party Terms" shall have the meaning set forth in
Section 3.07 hereof.

            (llll)"TransCanada" means TransCanada PipeLine USA Ltd., a Nevada corporation.

            (mmmm) "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are issued, supplemented and amended from time to time.

            (nnnn)"UCC" means the Uniform Commercial Code of the State of Delaware, as amended from time to time.

            (oooo) "Unanimous Approval" means the affirmative vote of the Member or Members with all of the Membership Interests of all Members that are not Withdrawing Members.

            (pppp)"Westcoast" means Westcoast Power Marketing Inc., a Delaware corporation.

            (qqqq)"Withdrawal Effective Date" shall have the meaning set forth in subsection 3.14(b) hereof.

            (rrrr)"Withdrawal Notice" shall have the meaning set forth in
Section 3.14(a) hereof.

            (ssss)"Withdrawal Period" shall have the meaning set forth in
Section 3.14(f) hereof.

            (tttt)"Withdrawing Member" shall have the meaning set forth in
Section 3.14(a) hereof.

      Other capitalized terms defined in other sections of these Regulations have the meanings given them in such sections throughout the Regulations.

      1.02 Construction. The headings in these Regulations are inserted for convenience of reference only and shall not affect the interpretation of these Regulations. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and the gender of all words used in these Regulations includes the masculine, the feminine and the neuter. Except as otherwise noted, references to Articles and Sections refer to articles and sections of these Regulations and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes. Use of the word "including" shall mean without limitation by reason of enumeration.

                                  ARTICLE 2.

                                 ORGANIZATION

      2.01 Formation. The Company has been organized under the Act as a Delaware limited liability company. The Secretary of State of Delaware issued a Certificate of Formation on May 22, 1998 (the "Certificate"), upon the filing of a Certificate of Formation for the Company by the organizer.

      2.02 Name. The name of the Company is "Millennium Pipeline Management Company, L.L.C." and all Company business shall be conducted in that name or such other names that comply with applicable law as the Members may select from time to time.

      2.03 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be in the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Members may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Members may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Members may designate from time to time.

      2.04 Purposes. The purposes of the Company are those set forth in the Certificate. Notwithstanding the provision in the Certificate relating to the Company's purposes, the Members agree that, solely with respect to these Regulations, the internal affairs of the Company and the relationship of the Members, the purpose of the Company is to acquire and own a general partnership interest in and to act as general partner of the Partnership and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purpose that is not forbidden by the law of the jurisdiction in which the Company engages in that business.

      2.05 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Member(s), each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

      2.06 Term. The Company commenced effective as of the Effective Date and shall continue in existence for the period fixed in the Certificate for the duration of the Company, or such earlier time as these Regulations may specify.

      2.07 Mergers and Exchanges. The Company may be a party to a merger or an exchange or acquisition of the type described in Section 18-209 of the Act.

      2.08 Tax Partnership; No State-Law Partnership. The Members intend that the Company be taxed as a partnership under the Code, but that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and these Regulations shall not be construed to suggest otherwise.

                                  ARTICLE 3.

                     MEMBERSHIP; DISPOSITIONS OF INTERESTS

      3.01 Initial Members. The initial Members are the Persons executing these Regulations as Members as of the date of these Regulations, each of which is admitted as a Member effective contemporaneously with the execution of these Regulations by such Member.

      3.02 Membership. The initial Members shall all be of the same class. Each Member shall make the Initial Capital Contributions identified on Exhibit A and the initial Membership Interests shall be as set forth on Exhibit A. Each Member shall be entitled to one (1) vote for its Membership Interest in the Company on all matters presented to the Members for a vote, and the vote of each Member shall be determined on the basis of the Membership Interest of each Member.

      3.03  Representations and Warranties.

            (a) In General. As of the date hereof, each Member hereby makes each of the representations and warranties applicable to such Member as set forth below, and such warranties and representations shall survive the execution and adoption of these Regulations.

            (b) Representations and Warranties. Each Member hereby represents and warrants that:

                  (i) Due Incorporation or Formation; Authorization of Regulations. Such Member is a corporation duly organized or a partnership, limited liability company or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or company power and authority to own its property and carry on its business as owned and carried on as of the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or company power and authority to execute and deliver these Regulations and to perform its obligations hereunder, and the execution, delivery and performance of these Regulations has been duly authorized by all necessary corporate, partnership or company action. These Regulations constitute the legal, valid and binding obligation of such Member.

                  (ii) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of these Regulations nor the consummation by such Member of the transactions contemplated hereby will
      (i) conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, (ii) conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions or provisions of the articles or certificate of incorporation, bylaws, partnership agreement or operating agreement of such Member or of any material agreement or instrument to which such Member is a party or by which such Member is or may be bound or to which any of its material properties or assets is subject, (iii) conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Member is a party or by which such Member is or may be bound or (iv) result in the creation or imposition of any lien upon any of the material properties or assets of such Member.

                  (iii) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance and performance by such Member under these Regulations or the consummation by such Member of any transaction contemplated hereby has been completed, made or obtained on or before the date hereof.

                  (iv) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member or any of its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, could lead to any action, suit or proceeding, which if adversely determined) could reasonably be expected to materially impair such Member's ability to perform its obligations under these Regulations or to have a material adverse effect on the consolidated financial condition of such Member; and such Member has not received any currently effective notice of any default, nor is such Member in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Member's ability to perform its obligations under these Regulations or to have a material adverse effect on the consolidated financial condition of such Member.

                  (v) Investment Company Act. Such Member is not, nor will the Company as a result of such Member holding an interest therein be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  (vi) Investigation. Such Member is acquiring its Membership Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under these Regulations will be based upon its own investigation, analysis and expertise. Such Member is the sole party in interest as to its participation in the Company and such Member's acquisition of its Membership Interest is being made for its own account for investment and, in particular, such Member has no present agreement, understanding or arrangement to (A) subdivide its Membership Interest, (B) hold its Membership Interest in trust for any other Person or (C) Dispose of any portion thereof to any other Person except for the disposition of any Member's Membership Interest to an Affiliate of such Member. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Membership Interest. Prior to the acquisition of its Membership Interest, such Member and its representatives, if any, have had the opportunity to obtain ample information concerning the Company and its proposed activities.

            (vii) Ownership. Exhibit B hereto identifies the Member Owner(s) for each Member.

      3.04  Restrictions on the Disposition of Membership Interests.

            (a) Except as specifically provided in this Section 3.04, a Disposition of all or part of a Membership Interest may not be affected without the approval of the Required Interest. Any attempted Disposition by a Person of a Membership Interest or other right in the Company other than in accordance with this Section 3.04 shall be, and it hereby is, declared null and void ab initio. Notwithstanding the foregoing, the Membership Interest of any Member may be Disposed of without the approval of the Required Interest if such Disposition
(i) is to an Affiliate and (ii) does not violate any provision of the Partnership Agreement.

            (b) No Member shall have the right to Dispose of a Membership Interest or any part thereof, nor shall any Person have the right to request admission to the Company as a Member in connection with such Disposition, prior to the occurrence of the following events:

                  (i)   either--

                        (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or

                        (B) the Company must receive a favorable opinion by the Company's legal counsel or by other legal counsel acceptable to the Members to the effect that the Disposition or admission is exempt from registration under those laws; and

                  (ii) the right of first refusal set forth in Section 3.07 hereof shall have lapsed;

provided, however, the Members may waive the requirements of this Section
3.04(b).

            (c) The Member effecting a Disposition of all or any part of a Membership Interest, and any Person admitted as a Member in connection therewith, shall pay or reimburse the Company for all costs incurred by the Company in connection with such Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.04(b) hereof)on or before the tenth (10th) day after the receipt by the Member or that Person of the Company's invoice for the amount due. If payment is not made by the due date, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid, at a rate per annum equal to the Base Interest Rate.

            (d) Notwithstanding the provisions of this Section 3.04, any purported Disposition of all or any part of a Membership Interest shall be both ineffective and invalid if such Disposition is (i) in violation of any provision of the Partnership Agreement or (ii) not completed contemporaneously with the Disposition of an equivalent percentage of the limited partnership interest of the Member or its Affiliate that is a limited partner in the Partnership.

      3.05 Additional Members. Additional Persons may be admitted as Members, and Membership Interests may be created and issued to those Persons and to existing Members with the approval of the Required Interest, on such terms and conditions as the Members may determine at the time of admission. Upon the creation and issuance of Membership Interests to any Person as an additional Member of the Company, the Members shall reexamine and, if necessary, redetermine the meaning of "Super Majority Approval." The terms of admission or issuance must specify the Membership Interests applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers and duties. The Members shall reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers and duties. Any such admission shall be effective only after the new Member has executed and delivered to the Members a document including such new Member's notice address, its agreement to be bound by these Regulations, and its representation and warranty that the representations and warranties in Section 3.03 hereof are true and correct with respect to the new Member. The provisions of this Section 3.05 shall not apply to (i) Dispositions of Membership Interests or (ii) the admission of new Persons in substitution of any existing Member.

      3.06 Membership Interests. For purposes of this Article 3, a Change in Control shall be deemed to be a Disposition of a Membership Interest, and, as such, shall be subject to the restrictions on the Disposition of a Membership Interest contained in Section 3.04 hereof.

      3.07  Rights of First Refusal.

            (a) Subject to Section 3.09 hereof, at any time following the Effective Date, any Member desiring to Dispose of all or any part of its Membership Interest to a Person other than an Affiliate shall first have received a written offer from the prospective purchaser, and, as a condition precedent to its right to sell the Membership Interest, the selling Member shall notify the Company and the other Members of its intention to Dispose of all or a specified part of its Membership Interest. The notice shall be in writing setting forth in detail the name of the prospective purchaser and the terms and conditions of the proposed Disposition (the "Sale Notice") and shall offer to Dispose of such Member's Membership Interest in the Company at the same price and on the same terms and conditions ("Third Party Terms"). The Members' wholly owned subsidiaries and designated Affiliates (each an "Offeree Member") shall have the right within thirty (30) days after the delivery of the Sale Notice (the "Notice Period") to purchase the Membership Interest on the Third Party Terms. If more than one Offeree Member desires to purchase the remaining Membership Interest, such Membership Interest shall be purchased by Offeree Members in the proportion that each Offeree Member's Membership Interest bears to the sum of all Offeree Member's Membership Interests. In the event the Offeree Members do not elect to purchase all of the Membership Interests offered by the selling Member on the Third Party Terms, then the selling Member shall be free to Dispose of the Membership Interests in accordance with the Sale Notice, subject to the other terms of these Regulations including Section 3.04 which shall apply to any transferee. If such Disposition does not occur within thirty (30) days after termination of the Notice Period, the selling Member shall be required to again comply with all the provisions of this Section 3.07.

            (b) If any Third Party Terms contemplate that all or any part of the purchase price for the proposed Disposition of a Membership Interest will be paid in any form other than cash, the fair market value of the offer shall be an amount (in U.S. dollars) determined as follows: (i) cash payable at closing shall be valued at the amount thereof in U.S. dollars, (ii) a security trading on a public market and for which published trading prices are readily available shall be valued at its closing sales price (or if a sales price is not available at the average of its closing bid and asked prices) on the last Business Day preceding the date of the offer with respect to such offer, and (iii) a security not described in clause (ii) or other property, including cash payable in one or more installments, shall be valued at its fair market value on the last Business Day preceding the date of the offer, as determined by a majority vote of the Members who are not Disposing Members, which determination shall be binding upon the Member for purposes of determining the fair market value of the offer. If the non-disposing Members, by majority vote, are unable or unwilling to agree on the fair market value of the offer, the Members shall select an independent appraiser to determine the fair market value of the offer, which determination shall be binding upon the Members for purposes of determining the fair market value of the offer.

      3.08 Restrictions Applicable Upon Disposition. The restrictions of these Regulations will continue to be applicable upon the Disposition of any Membership Interest, and any Person acquiring a Membership Interest shall execute and become a party to these Regulations and shall hold such Membership Interest subject to all of the terms and conditions provided herein, and no further Disposition of such Membership Interest shall be made except in accordance with the terms and conditions provided herein.

      3.09 PUHCA. Notwithstanding anything to the contrary in these Regulations, any Disposition or acquisition of a Membership Interest permitted in these Regulations shall not be permitted without approval of the Required Interest if the effect of such Disposition or acquisition would cause the Company or the Partnership to become (i) a "subsidiary company" of a "holding company"; (ii) an "affiliate" of a "holding company"; or (iii) an "affiliate" of a "subsidiary company" of a "holding company" (as such terms are defined in PUHCA) that is not exempt from the obligations, duties and liabilities imposed by PUHCA (collectively, a "PUHCA Company").

      3.10 Remedies. The Company and/or any Member shall have the right to enforce its rights under this Article 3 by specific performance.

      3.11  Information; Confidentiality.

            (a) In addition to the other rights specifically set forth in these Regulations, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 18-305 of the Act under the circumstances and subject to the conditions therein stated. Such information shall be available for review during normal business hours.

            (b) The Members acknowledge that, from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (which includes oral and written information, provided that information provided in writing, it shall be so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the other Members promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons to which a Member's Membership Interest may be Disposed as permitted by these Regulations, but only if the recipients have agreed to be bound by the provisions of this Section 3.11(b) or (iii) of information that a Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 3.11(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 3.11(b) may be enforced by specific performance.

      3.12 Legends. Any instrument representing a Membership Interest shall conspicuously bear the following legend:

      THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE REGULATIONS OF THE COMPANY DATED EFFECTIVE AS OF MAY 31, 1998, A COPY OF WHICH MAY BE OBTAINED BY THE REGISTERED HOLDER OF THIS INSTRUMENT AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

      3.13 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

      3.14  Withdrawal and Effect of Withdrawal.

            (a) Prior to the Commitment Voting Date and subject to subsections 3.14(b), (c) and (d) below, any Member may elect to withdraw as a Member from the Company by delivering notice of such Member's intention to withdraw to the Company and the other Members on or prior to the Commitment Voting Date

                  (the "Withdrawal Notice"). The Withdrawal Notice shall be invalid if the Member or the Member's Affiliate that is a partner in the Partnership does not also deliver a "Withdrawal Notice" pursuant to the Partnership Agreement. Any Member sending a valid Withdrawal Notice shall become a "Withdrawing Member." From and after the Commitment Voting Date, a Member shall have no right or power to withdraw as a Member from the Company.

            (b) To the extent the withdrawal of any Member would have the effect of causing the Company to become a PUHCA Company, the Withdrawal Notice shall not immediately affect the withdrawal of the Member and withdrawal shall not occur until the earlier of (i) receipt of Unanimous Approval and (ii) two hundred seventy (270) days from the date of the Withdrawal Notice; provided, however, that the non-Withdrawing Members shall endeavor to accommodate the Withdrawing Member's withdrawal to become effective prior to the expiration of the time period described in subsection 3.14(b)(ii). If the withdrawal of the Withdrawing Member would not have the effect of causing the Company to become a PUHCA Company and the Withdrawing Member delivers to the Company and the non-Withdrawing Members a legal opinion to such effect, the effective date of the withdrawal shall be the tenth (10th) day following the Withdrawing Member's delivery of its Withdrawal Notice and such legal opinion. The effective date of withdrawal pursuant to this subsection 3.14(b) shall be referred to as the "Withdrawal Effective Date."

            (c) Upon delivery of the Withdrawal Notice, the Withdrawing Member shall not (i) be entitled to any distributions from the Company, (ii) be entitled to have representation on any committee established by the Members or the Management Committee, or (iii) have any obligation to make additional Capital Contributions to the Company except Capital Contributions relating to the expenditure of funds by the Company which was approved by the Members prior to the delivery of the Withdrawal Notice and Scheduled Capital Contributions which are scheduled to be made prior to the delivery of the Withdrawal Notice. A Withdrawing Member shall be entitled to a return of the cash equivalent of the value of its Capital Contributions; provided, that such return of Capital Contributions shall not begin until after the date on which the Millennium Pipeline System is fully operational and in-service (the "In-Service Date"). Capital Contributions shall be returned to a Withdrawing Member if and when distributions are made to the non- Withdrawing Members as provided in these Regulations and shall be paid to the Withdrawing Member in one or more installments in amounts equal to the sum that the Withdrawing Member would have received if it had not become a Withdrawing Member (based upon the Withdrawing Member's Interest at the time of becoming a Withdrawing Member) until the Withdrawing Member receives a sum equal to its aggregate Capital Contributions. The undistributed sums to be distributed to such Withdrawing Member shall begin to accrue interest at the General Interest Rate from a date which commences three (3) months after the In-Service Date.

            (d) Except as provided in Section 3.14(b) hereof, withdrawal by a Member may not occur without Unanimous Approval if the effect of the withdrawal would be to cause the Company or the Partnership to become a PUHCA Company.

            (e) Withdrawal under this Section 3.14 shall be treated for tax purposes as the redemption of all the Member's Membership Interest for one dollar ($1.00).

            (f) If a Withdrawing Member is made a party to or is threatened to be made a party to or is involved in any Action or any appeal of an Action during the period between the date of the Withdrawal Notice and the Withdrawal Effective Date (the "Withdrawal Period") or if any Action is brought (whether during or after the Withdrawal Period) in which the Withdrawing Member is made a party based upon events transpiring during the Withdrawal Period, such Withdrawing Member shall be indemnified by the Company. The rights granted pursuant to this Section 3.14(f) shall be deemed contract rights, and no amendment, modification or repeal of this
                  Section 3.14(f) after a Withdrawal Notice is delivered shall have the effect of limiting or denying any such rights granted hereunder to a Withdrawing Member.

            (g) Notwithstanding any other provision of this Section 3.14, a Withdrawing Member shall be entitled to receive each financial report prepared for and distributed to the non-Withdrawing Members as required by Section 11.02 hereof until such time as the Withdrawing Member's Capital Contributions have been returned to such Withdrawing Member.

            (h) The non-Withdrawing Members shall have the right but not the obligation for a period of sixty (60) days from the date of the Withdrawal Notice to purchase the Membership Interest of a Withdrawing Member for an amount equal to the aggregate Capital Contributions of the Withdrawing Member and such Membership Interest shall be sold free and clear of all claims, liens and encumbrances. If more than one non-Withdrawing Member elects to purchase the Membership Interest of the Withdrawing Member, such Members shall be entitled to purchase such Interest on a pro rata basis or in such other manner as they mutually agree.

      3.15 Lack of Authority. Except as expressly provided for in these Regulations or with Unanimous Approval, no Member acting in its capacity as a Member shall have the authority or power to act alone for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                                  ARTICLE 4.

                             CAPITAL CONTRIBUTIONS

      4.01 Initial and Scheduled Capital Contributions. Contemporaneously with the execution of these Regulations, each Member shall make the Initial Capital Contribution for that Member as designated on Exhibit A hereto. Each Member also agrees to make all future Capital Contributions necessary to permit the Company to make capital contributions to the Partnership required to be made by the Company as General Partner of the Partnership as determined from time to time by the Management Committee to fund expenditures approved in any Budget for the Partnership (the "Scheduled Capital Contributions") as well as any Additional Capital Contributions required to be made pursuant to these Regulations. No interest shall be paid on any Capital Contribution made by any Member.

      4.02 Additional Capital Contributions. Without creating any rights in favor of any third party, each Member shall contribute to the Company, in cash, on or before the date specified as hereinafter described, its Membership Interest of (a) all monies required to cover all Additional Capital Contributions (as such term is defined in the Partnership Agreement) that may be assessed against the Company pursuant to the Partnership Agreement and (b) all monies required by the Budget or necessary in the judgment of the Members to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities. The chairman of the Management Committee shall notify each Member of the need for Scheduled Capital Contributions or Capital Contributions pursuant to this Section 4.02 when appropriate, which notice shall include a statement in reasonable detail of the proposed uses of the Capital Contributions and a date (which date may be not earlier than the fifteenth (15th) Business Day following a Member's receipt of its notice) before which the Capital Contributions must be made (the "Contribution Date").

      4.03 Failure to Contribute. If a Member fails to contribute all or any portion of a Capital Contribution that the Member (the "Delinquent Member") is required to make as provided in these Regulations and such failure continues for sixty (60) days from the Contribution Date, then the Delinquent Member shall be deemed to be a Withdrawing Member and shall be treated as a Withdrawing Member pursuant to Section 3.14 hereof effective as of the end of such sixty (60) day period; provided, however, a Delinquent Member shall not be entitled to (i) a return of any Capital Contributions (and shall forfeit the same) and (ii) the indemnification provided pursuant to Section 3.14(f) hereof. Throughout any period during which a Member is a Delinquent Member, the delinquent Capital Contribution, or any delinquent portion thereof, shall bear interest at a rate per annum equal to the lesser of (x) the sum of the Prime Rate plus five percent (5%) and (y) the maximum rate permitted by applicable law from the Contribution Date until the date the Capital Contribution is received by the Company.

      4.04 Return of Contributions. Except as may be specifically provided in these Regulations, a Member shall not be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. A Member shall not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

      4.05 Advances by Members. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so may advance all or part of the needed funds to or on behalf of the Company (provided the Member has made its Capital Contribution). An advance described in this Section 4.05 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment and is not a Capital Contribution. Terms of any loan to the Company by a Member shall be determined in accordance with the Interested Matters Voting Procedures.

      4.06 Capital Account. A Capital Account shall be established and maintained for each Member.

      4.07 Capital Contributions for System Modifications. No Member shall have any obligation to make Additional Capital Contributions requested for the purpose of funding the costs of a System Modification unless the Member has voted in favor of such System Modification. It is the intent of the Members that the Members' Membership Interests shall be adjusted to reflect the Membership Interest of each Member immediately after Additional Capital Contributions are made relating to the costs of any System Modification. A Member that votes against a System Modification shall not be permitted to make Capital Contributions for such System Modification unless the Members voting in favor of the System Modification unanimously consent to such contribution.

                                  ARTICLE 5.

                                  ALLOCATIONS

      5.01 Profits. After giving effect to the special allocations set forth in Sections 5.03 and 5.04 hereof, Profits for any Allocation Year shall be allocated as follows:

      (a) First, to each Member in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to such Member pursuant to Section 5.02(a) hereof for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Member pursuant to this Section 5.01(a) for all prior Allocation Years; and

      (b) The balance, if any, among the Members in accordance with their Membership Interests.

      5.02 Losses. After giving effect to the special allocations set forth in Sections 5.03 and 5.04 hereof, Losses for any Allocation Year shall be allocated as follows:

      (a) First, among the Members in accordance with their Membership Interests, provided that Losses shall not be allocated pursuant to this Section 5.02(a) to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of such Allocation Year; and

      (b) The balance, if any, among the Members in accordance with their positive Capital Account balances.

      5.03 Special Federal Income Tax Allocations. The following special allocations shall be made in the following order:

      (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article 5, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This
Section 5.03(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

      (b) Member Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member which has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.03(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

      (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4),

1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations,
items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.03(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.03(c) were not in these Regulations.

      (d) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Membership Interests.

      (e) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member(s) that bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

      (f) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Membership Interests in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to which such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

      5.04 Curative Allocations. The allocations set forth in Sections 5.03(a), 5.03(b), 5.03(c), 5.03(d), 5.03(e), 5.03(f) and 5.05 hereof (the "Regulatory
Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.04. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of these Regulations and all Company items were allocated pursuant to Sections 5.01, 5.02, and 5.03(g) hereof.

      5.05 Loss Limitation. Losses allocated pursuant to Section 5.02 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.02 hereof, the limitation set forth in this Section 5.05 shall be applied on a Member-by-Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

      5.06  Other Allocation Rules.

      (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Members using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

      (b) The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

      (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of the Treasury Regulations Section 1.752-3(a)(3), the Members' interests in Company profits shall be in proportion to their Membership Interests.

      To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Members shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

      5.07  Contributed Property, Tax Allocations.

      (a) Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using an acceptable allocation method pursuant to the Treasury Regulations under Section 704(c) as selected by the Members.

      (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      (c) Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of these Regulations. Allocations pursuant to this Section 5.07 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of these Regulations.

                                  ARTICLE 6.

                                 DISTRIBUTIONS

      6.01 Distributions. From time to time the Members shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, its operating expenses, debt service, acquisitions and a reasonable contingency reserve. If such an excess exists, the Members shall vote in accordance with Article 7 hereof to determine the amount, if any, and the timing of any distributions. Except as provided in Section 3.14 hereof, all Distributions to the Members shall be in accordance with their respective Membership Interests.

      6.02 Tax Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 6.02 for all purposes under these Regulations. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld. Since withholding is imposed with respect to any foreign Member's allocable share of the income subject to withholding, regardless of whether any distributions are made to the foreign Member, any Member with Excess Withholding Liability must remit that amount to the Company within ten (10) days of notice from the Company thereof.

      6.03 Limitations on Distributions. The Company shall make no distributions to the Members except (i) as provided in this Article 6 hereof, or (ii) as otherwise agreed to by the Required Interest.

                                  ARTICLE 7.

                           MANAGEMENT OF THE COMPANY

      7.01 Management by the Members.

      (a) Subject to nonwaivable provisions of applicable law and the provisions of these Regulations, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members which shall conduct, direct and exercise control over all activities of the Company and shall have full power and authority on behalf of the Company to manage and administer the business and affairs of the Company and to do or cause to be done any and all acts deemed necessary by it to be necessary or appropriate to conduct the business of the Company. Except as provided to the contrary in Sections 7.01(b), (c) and (d) below and as otherwise specifically provided in this Agreement, all decisions by the Members shall be by Majority Approval.

      (b) The Members may not cause the Company to do or perform any acts specified in Schedule 7.01(b) hereto without Super Majority Approval.

      (c) The Members may not cause the Company to do or perform any acts specified in Schedule 7.01(c) hereto without Unanimous Approval.

      (d) When, with respect to any matter to be voted on by the Members, a conflict of interest exists such that a conflicted Member elects not to participate in such vote (or such conflicted Member is asked not to participate in such vote by any two (2) other Members), the remaining non-conflicted Members shall proceed with the vote as if they collectively owned, in the aggregate, one hundred percent (100%) of the Membership Interests. In such case, the quantity of Membership Interests and number of votes required to approve the matter under consideration, as specified in this Section 7.01, shall be calculated based only on the Members and Membership Interests actually voting. The procedures described in this subsection 7.01(d) shall be the "Interested Matters Voting Procedures". Without limiting the actions which are subject to the Interested Matters Voting Procedures, as described in this subsection 7.01(d), the actions set forth in Schedule 7.01(d) shall be subject to the Interested Matters Voting Procedures.

      7.02  Actions by Member Committees; Delegation of Authority and Duties.

      (a) In managing the business affairs of the Company and exercising its powers, the Members shall act (i) collectively through meetings and written consents pursuant to Article 8 hereof, (ii) through committees pursuant to Sections 7.02(b) and (d) hereof and (iii) through a Member, officer or other Person to whom authority and duties have been delegated pursuant to Section 7.02(c) hereof.

      (b) The Members may, from time to time, with the approval of the Required Interest designate by resolutions to such effect one or more committees, each of which shall be comprised of one or more of the Members. Any such committee, to the extent provided in such resolution or Certificate or these Regulations and subject to the approval of the Required Interest, shall have and may exercise all of the authority of the Members, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Members may dissolve any committee at any time, unless otherwise provided in the Certificate or these Regulations.

      (c) The Members may, from time to time, with the approval of the Required Interest delegate to one or more Members, designees of such Members, employees of the Company or any Person such authority and duties as the Members may deem advisable. In addition, the Member with the approval of a Required Interest, may assign titles (including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any such Member, designee of such Members, employees of the Company or any Person. Any number of titles may be held by such a Person designated by the Members. Any delegation pursuant to this Section 7.02(c) may be revoked at any time by the vote of the Required Interest.

      (d) The Members hereby establish a management committee (the "Management Committee") whose Members shall be comprised of one (1) representative designated by each Member. The initial Management Committee Members shall consist of the individuals set forth on Exhibit C hereto. The Management Committee shall be vested with all powers and duties to manage the affairs of the Company to the full extent and in the same manner as the Members are permitted by these Regulations, the Act or the DGCL. Any Member may change its designated representative on the Management Committee by giving notice to the Company and the other Members as provided in Section 15.04 hereof. All voting by the Management Committee shall be undertaken on the same basis as voting by the Members with each Member of the Management Committee being able to vote the Membership Interest of the Member that such Management Committee Member represents. All meetings of the Management Committee shall be held in accordance with the provisions of Article 8 hereof applicable to the meetings of the Members. The Management Committee shall have a chairman who shall serve for a term of two (2) years. The chairmanship shall rotate every two (2) years to the representative designated by the Member in the following order:

            (i)   Columbia (Initial Chairman)

            (ii)  TransCanada

            (iii) Westcoast

            (iv)  MCN

      7.03  Conflicts of Interest and Affiliate Transactions.

            (a) The Members and their Affiliates agree not to participate in the development of or invest in, directly or indirectly as an equity participant, any other greenfield project or venture into the U.S. Northeast which, if developed, would offer natural gas transportation services in competition with the Millennium Pipeline System until December 31, 1998, unless a Member discloses such interest in a potentially competing project and receives written consent to participate from all of the other Members. The Members and their Affiliates shall be free to pursue any complimentary or non-competing ventures without the participation of any other Member. The Members hereby agree that Columbia's service on its existing transmission system and Columbia's market expansion project authorized pursuant to FERC Docket No. CP96-213 will not be deemed as a violation of its covenant not to compete. The Members further acknowledge that Westcoast (or an Affiliate) is involved in the Maritimes and Northeast Pipeline Project, MCN (or an Affiliate) is involved in the Portland Natural Gas Transmission Project, and TransCanada (or an Affiliate) is involved in the TransMaritime Gas Transmission Project, Iroquois Gas Transmission and the Portland Natural Gas Transmission Project, as well as the TransCanada PipeLines, Limited "Canadian Mainline" and the Members agree that participation or ownership in any of the aforementioned projects or pipelines, or any contemplated or future expansions thereof, will not be a violation of the covenant not to compete.

            (b) From and after December 31, 1998 (or such other date as may be determined by Unanimous Consent), each Member and its Affiliates at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any other Member or any of their Affiliates the right to participate therein. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in and to such independent business ventures or to the income or profits derived therefrom.

            (c) The Company may not engage in an Affiliate Transaction or cause the Partnership to engage in an Affiliate Transaction unless (i) the terms of each Affiliate Transaction are no less favorable than those the Company or the Partnership could obtain from unrelated third parties and (ii) each Affiliate Transaction involving an amount in excess of US$10,000 in the aggregate has been approved by the Required Interest.

      7.04  Officers.

      (a) Qualifications, Duties and Term of Office. The Members may, from time to time and with the approval of a Required Interest, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Delaware or a Member. Any officers so designated shall have such authority and perform such duties as the Members may, from time to time, delegate to them. The Members may assign titles to particular officers. Unless the Members decide otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) specific delegation of authority and duties made to such officer by the Members pursuant to the third sentence of this Section 7.04(a), or (ii) any delegation of authority and duties made to one or more Members pursuant to Section 7.02(a) hereof. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Members.

      (b) Resignation; Removal. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Required Interest whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of any officer shall not itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Members.

      (c) Officers. The powers and duties of the officers with the following titles shall be as follows:

            (i) Chairman. The chairman, if one is elected, shall preside at all meetings of the Members, and shall have such other powers and duties as may from time to time be prescribed by the Members.

            (ii) Chief Executive Officer. The chief executive officer, if one is elected, shall be either the chairman or the president of the Company, as determined from time to time by duly adopted resolution of the Members. The chief executive officer, if one is elected, shall preside at all meetings of the Members if there is no chairman, shall have and may exercise the powers of the president of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Members.

            (iii) President. The president shall, subject to the direction of Members, the Management Committee and, if any, the chairman and/or chief executive officer of the Company, have general executive charge, management and control of the Property and operations of the Company in the ordinary course of its business with all such powers with respect to such responsibilities including the powers of a general manager; the president shall preside at all meetings of the Members if there is no chairman or the chairman is absent or disabled from acting; the president shall be ex-officio a member of all standing committees; subject to approval by the Members, the president may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the Company; the president may sign all certificates representing securities of the Company; and the president shall see that all orders and resolutions of the Members are carried into effect. The president shall have such other powers and duties as may from time to time be prescribed by the Members.

            (iv) Chief Operating Officer. The chief operating officer, if one is elected, shall be the same Person as the president of the Company and shall have such other powers and duties as may from time to time be prescribed by the Members.

            (v) Vice Presidents. Each vice president shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the Members or by the president. The vice presidents in the order of their seniority, unless otherwise determined by the Members, shall, if the president is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the president during the president's absence or inability to act.

            (vi) Chief Financial Officer and/or Treasurer. If the Members determine to elect both a chief financial officer and a treasurer, both offices shall be held by the same Person. The chief financial officer, if one is elected, and/or the treasurer, if one is elected, shall have custody of all the funds and securities of the Company which come into his hands. When necessary or proper, he may, on behalf of the Company, endorse for collection checks, notes and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as shall be designated in the manner prescribed by the Members; and he may sign all receipts and vouchers for payments made to the Company, either alone or jointly with such other office as is designated by the Members. Whenever required by the Members, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the Company to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the Company; he shall perform all acts incident to the position of treasurer subject to the control of the Members, and he shall, if required by the Members, give such bond for the faithful discharge of his duties in such form as the Members may require. The chief financial officer and/or the treasurer shall have such other powers and duties as may from time to time be prescribed by the Members or by the president.

            (vii) Assistant Treasurers. Each assistant treasurer, if any is elected, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may from time to time be prescribed by the Members or by the president. The assistant treasurers in the order of their seniority, unless otherwise determined by the Members, shall, if the chief financial officer and/or treasurer is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the chief financial officer and/or treasurer during that officer's absence or inability to act.

            (viii) Secretary. The secretary shall keep the minutes of all meetings of the Members in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices; he may sign with the president in the name of the Company all contracts of the Company and affix the seal of the Company thereto; he shall have charge of any such other books and papers as the Members may direct, all of which shall at all reasonable times be open to the inspection of any Member upon application at the office of the Company during business hours; and he shall in general perform all duties incident to the office of secretary, subject to the control of the Members.

            (ix) Assistant Secretaries. Each assistant secretary shall have the powers and duties pertaining to his office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Members or by the president. The assistant secretaries in the order of their seniority, unless otherwise determined by the Members, shall, if the secretary is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the secretary during the secretary's absence or inability to act.

      (d) Initial Officers. Those individuals listed on Exhibit D, shall be, and they hereby are, appointed by the Members as the officers of the Company as reflected on Exhibit D with those duties generally assigned such offices until their resignation or removal in accordance with these Regulations. Subject to the approval of the Members, the chairman shall identify the other officers to serve in those offices identified in these Regulations or created by the Members.

      7.05 Insurance. During the term of these Regulations, the Company shall at all times carry and maintain in full force and effect such insurance as the Members deem reasonably necessary for the operation of the business of the Company, including but not limited to officer and director or equivalent liability coverage pursuant to Section 9.06 hereof, if appropriate. The premiums for any such insurance coverage shall be an expense borne by the Company. The Members shall be named as additional insureds under such policies in such business or individual capacities as may be deemed appropriate by the Company to effectuate the intent of this provision.

                                  ARTICLE 8.

                              MEETINGS OF MEMBERS

      8.01 Meetings.

      (a) With respect to any matter (other than a matter for which the affirmative vote of the holders of a specified portion of the Membership Interests of all Members entitled to vote is required by the Act), the affirmative vote of the Required Interest at a meeting of the Members shall be the act of the Members. A Member who is present at a meeting of the Members at which any action on any Company matter is taken shall be presumed to have assented to the action unless such Member's dissent or election to abstain shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action or abstention with respect to the matter being voted upon with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent or notice of abstention to the Company immediately after the adjournment of the meeting. Such right to dissent or abstain from voting shall not apply to a Member that voted in favor of such action. For voting purposes, if on any action voted on there are Abstaining Members, the Abstaining Members shall be treated as if a conflict exists with regard to the Abstaining Members and the vote shall be determined in accordance with the Interested Matters Voting Procedures.

      (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 8.05 hereof.

      (c) Notwithstanding any contrary provisions of the Certificate or these Regulations, the chairman of the meeting or the holders of the Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place at which such adjourned meeting shall be reconvened. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of the Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

      (d) An annual meeting of the Members shall be held at such place, within or without the State of Delaware, on such date and at such time as the Members shall fix and set forth in the notice of the meeting, which date shall be within twelve (12) months subsequent to the Effective Date or the last annual meeting of Members, whichever most recently occurred.

      (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by one or more Members holding at least ten percent (10%) of the Membership Interests of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the date any Member first signs the notice of a meeting shall constitute the record date for determining which Members are entitled to call a special meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Regulations may be conducted at a special meeting of the Members.

      (f) Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting pursuant to Section 15.04, to each Member entitled to vote at such meeting.

      (g) The date on which notice of a meeting of the Members is faxed or mailed, or the date on which the resolution of the Members declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice or to vote at such meeting, including any adjournment thereof or the Members entitled to receive such distributions.

      (h) Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      (i) The right of Members to cumulative voting in the election of officers of the Company is expressly prohibited.

      8.02 Voting List. At any time that the Company has in excess of four (4) Members, the chairman of the Management Committee or other designated Member shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Membership Interest held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or the principal place of business of the Company and shall be subject to inspection by any Member at any time on a Business Day during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima facie evidence as to who are the Members entitled to examine such voting list or records or to vote at any meeting of Members. Failure to comply with the requirements of this Section 8.02 shall not affect the validity of any action taken at the meeting.

      8.03 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 8.03. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be delivered to Members, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Members, who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or the rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with any interest. If a proxy designates more than two (2) Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one (1) be present, such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interest that is the subject of such proxy is to be voted with respect to such issue.

      8.04 Conduct of Meetings. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Member (or representative thereof) designated by a majority of the Members. The chairman of any meeting of the Members shall determine the order of business and the procedure at the meeting including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

      8.05  Action by Written Consent or Telephone Conference.

      (a) Any action required or permitted to be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by each of the Members. No written consent shall be effective to take the action that is the subject to the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this Section 8.05(a), a consent or consents signed and dated by each of the Members are delivered to the Company by delivery to its registered office, its principal place of business, or the Members. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Members. A telegram, telex, cablegram or similar transmission by a Member shall be regarded as signed by the Member for purposes of this Section.

      (b) The record date for determining Members entitled to consent to an action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business or a Member. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Members.

      (c) If any action by Members is taken by written consent, certificates or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

      (d) Members may participate in and hold a meeting by means of telephone conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except when a Person who participates in the meeting objects to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE 9.

                                INDEMNIFICATION

      9.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article 9, each Person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter an "Action"), or any appeal of such an Action or any inquiry or investigation that could lead to such an Action, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Member of the Company, while a Member of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Action and the indemnification under this Article 9 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or Actions arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided for in this Article 9 could involve indemnification for negligence or under theories of strict liability.

      9.02 Advance Payment. The right to indemnification conferred in this
Article 9 shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 9.01 who was, is or is threatened to be made a named defendant or respondent in an Action in advance of the final disposition of the Action and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of an Action shall be made only upon delivery to the Company of a written affirmation by such Person of its good-faith belief that it has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 9 or otherwise.

      9.03 Indemnification of Officers, Employees and Agents. The Company, by adoption of a resolution of the Members, may indemnify and advance expenses to any officer, employee or agent of the Company to the same extent and subject to the conditions under which it may indemnify and advance expenses to a Person under this Article 9, and the Company may indemnify and advance expenses to Persons who are not or were not officers, employees or agents of the Company but who are or were serving at the request of the Company as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to officers under this Article 9.

      9.04 Appearance of Witness. Notwithstanding any other provision of this
Article 9, the Company may pay or reimburse expenses incurred by a Member, officer or other Person in connection with his appearance as a witness or other participation in an Action at a time when he is not a named defendant or respondent in the Action.

      9.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 9 shall not be exclusive of any other right which a Member, officer or other Person indemnified pursuant to Section 9.03 may have or hereinafter acquire under any law (common or statutory), provision of the Certificate or these Regulations, agreement, vote of Members, or otherwise.

      9.06 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as an officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 9.

      9.07 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Member, officer or other Person in accordance with this Article 9 shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

      9.08 Saving Clause. If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member, officer or any other Person indemnified pursuant to this Article 9 as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 9 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE 10.

                                     TAXES

      10.01 Tax Returns. The Members shall cause to be prepared and filed all necessary federal and state tax returns for the Company, including making the elections described in Section 10.02 hereof. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's tax returns to be timely prepared and filed.

      10.02 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

      (a) to adopt the calendar or such other fiscal year as elected by the Partnership as the Company's fiscal year;

      (b) to adopt the accrual method of accounting and to keep the Company's tax records in accordance with applicable tax accounting principles, consistently applied except as (i) set forth herein or (ii) otherwise determined by the Members;

      (c) if a distribution of Company property as described in Section 734 of the Code occurs or if a transfer of a Membership Interest as described in
Section 743 of the Code occurs, on written request of any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

      (d) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code;

      (e) any other election the Members may deem appropriate and in the best interests of the Members;

      (f) neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter I of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.08) shall be construed to sanction or approve such an election; and

      (g) the Company is intended to be classified as a partnership for federal and state income tax purposes; no election shall be made by the Company or any Member to classify the Company as other than a partnership pursuant to regulations issued under Code Section 7701, or any similar provision of any state law.

      10.03 Tax Matters Partner. Columbia shall be designated as the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code and shall serve in such capacity until its resignation or removal by the Members. Upon its resignation or removal, the Members shall designate one Member to be the "tax matters partner." Any Member which is designated as "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. Any Member which is designated as "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any

Member which is designated as "tax matters partner" may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of a Required Interest, but this sentence does not authorize the Member to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

      10.04 Tax Reporting Information. The Company shall use its best efforts to furnish the Members a report within one hundred twenty (120) days after the close of the Company's fiscal year containing all tax reporting information reasonably necessary for federal and applicable state and local income tax purposes.

                                  ARTICLE 11.

                  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

      11.01 Maintenance of Books.

      (a) The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members and each committee of the Members. The books of account for the Company shall be maintained on the accrual basis in accordance with Required Accounting Practices, consistently applied, and the terms of these Regulations. Notwithstanding the foregoing, the Capital Accounts of the Members shall also be maintained in accordance with the definition of Capital Accounts. The calendar year shall be the fiscal year of the Company unless otherwise decided by the Members.

      (b) The Members and their agents may, at their own cost and expense, examine, audit and obtain copies of the books, records and accounts of the Company, including federal, state, and local income tax returns for each year as and when they become available, inspect its properties, or otherwise make reasonable inquiry as to Company affairs. Any such inspections shall be conducted during the normal business hours of the Company.

      11.02 Reports. On or before the ninetieth (90th) day following the end of each fiscal year, the Members shall cause the Company to furnish each Member with a balance sheet, an income statement, a statement of changes in Members' Capital Accounts and a statement of cash flows and accompanying independent auditors report for, or as of the end of, that year, all of which shall be prepared in accordance with Required Accounting Practices, consistently applied. On or before the forty-fifth (45th) day following the end of each calendar quarter, the Members shall cause the Company to furnish each Member with a balance sheet, an income statement, a statement of changes in Members' Capital Accounts, and a statement of cash flows for, or as of the end of, such calendar quarter, all of which shall be prepared in accordance with Required Accounting Practices, consistently applied. The Members shall also cause the Company to furnish such other reports as reasonably requested by the Members.

      11.03 Accounts. The Members shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Members shall from time to time determine. The Members shall not commingle the Company's funds with the funds of any Member; Company funds may, however, be invested in a manner the same as or similar to any Member's investment of its funds or investments by its Affiliates.

                                  ARTICLE 12.

                            BANKRUPTCY OF A MEMBER

      12.01 Bankrupt Members. Subject to any Member Agreement and Section 13.01(d) hereof, if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Members to the Bankrupt Member (or its representative) at any time within thirty (30) days after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member or its representative and the Members; however, if those Persons do not agree on the fair market value on or before the thirtieth (30th) day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth (10th) day following receipt to the independent appraiser, each such Person may petition the United States District Judge for the District of Delaware then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, shall be final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half (1/2) of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four (4) equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three (3) anniversaries thereof. The amount may be prepaid at any time without penalty. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 12.01 is in complete satisfaction of all the rights and interests of the Bankrupt Member and its representative (and all Persons claiming by, through or under the Bankrupt Member and its representative) in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company Property and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

                                  ARTICLE 13.

           DISSOLUTION, LIQUIDATION, TERMINATION AND RECONSTITUTION

      13.01 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of the following (each a "Dissolution Event"):

      (a) the dissolution of the Partnership;

      (b) the unanimous written consent of all the Membership Interests of all Members that are not Withdrawing Members to dissolve, wind up and liquidate the Company;

      (c) the sale of all or substantially all of the Property;

      (d) a judicial determination that an event has occurred that makes it unlawful, impossible or impracticable to carry on the business and the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

      (e) any other event of dissolution of the Company under Section 18-801 of the Act.

      13.02 Winding Up, Liquidation and Termination. On dissolution of the Company, the Members shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company Properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

      (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, where applicable;

      (b) the liquidator shall cause notice of dissolution to be mailed to each known creditor and claimant against the Company;

      (c) the liquidator shall pay, satisfy or discharge all of the debts, liabilities and obligations of the Company (including, without limitations, all expenses incurred in liquidation and any advances described in Section 4.05) from Company funds or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

      (d) all remaining assets of the Company shall be distributed to the Members as follows:

            (i) the liquidator may sell any or all Property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

            (ii) with respect to all Property that has not been sold, the fair market value of that Property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in Property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that Property for the fair market value of that Property on the date of distribution; and

            (iii) Property, including cash, shall be distributed to the Members, in proportion to their positive Capital Accounts as of the date of such distribution, after giving effect to all contributions, distributions and allocations for all periods.

      All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 13.02. The distribution of cash and/or Property to a Member in accordance with the provisions of this Section 13.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's Property. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

      13.03 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation) or distributions of money pursuant to these Regulations to all Members in proportion to their respective Membership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

      13.04 Certificate of Dissolution. On completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Members (or such other Person or Persons as the Act may require or permit) shall file or cause to be filed a Certificate of Dissolution with the Secretary of State of the State of Delaware, and cancel any other filings as may be necessary to dissolve the Company.

      13.05 Reconstitution. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then, within an additional ninety (90) days after such determination (the "Reconstitution Period"), all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in these Regulations by forming a new limited liability company on terms identical to those set forth in these Regulations. Unless such an election is made within the Reconstitution Period, the Company shall liquidate and wind up its affairs in accordance with Section 13.02 hereof. If such an election is made within the Reconstitution Period, then:

      (a) the reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in Section 13.01 hereof; and

      (b) unless otherwise agreed to by a Required Interest, the Certificate and these Regulations shall automatically constitute the Certificate and Regulations of such new Company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Company. No bond, collateral, assumption or release of any Member's or the Company's liabilities shall be required; provided, that the right of the Members to select successor managers and to reconstitute and continue the business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

                                  ARTICLE 14.

                              DISPUTE RESOLUTION

      14.01 Disputes. This Article 14 shall apply to any dispute arising under or related to these Regulations (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of these Regulations or whether any Person is in compliance with, or in breach of, any provisions of these Regulations, and (b) the applicability of this Article 14 to a particular dispute (collectively, a "Dispute").

      14.02 Negotiations to Resolve Disputes. The Members shall endeavor to resolve any Disputes in a prompt and equitable manner. In the event a Dispute arises which the Members are unable to resolve, the Members shall, prior to the initiation of any claim or cause of action, each appoint an officer or representative that has settlement authority to meet (in person or by telephone conference) in an effort to resolve the Dispute equitably, in good faith and as quickly as is reasonably possible. No settlement shall be binding until reduced to writing and signed by the Members. The responsibility of these representatives shall be to resolve the matter or propose a method of resolving the matter, if possible. If the Dispute is not settled or resolved by the earlier of (a) sixty (60) days following the first meeting of the representatives and (b) at such time as the representatives unanimously agree that a resolution of the Dispute is not possible, then the Members may proceed as set forth in Section 14.03.

      14.03 Arbitration. Subject to Section 14.02 hereof, any Dispute shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. All Members further agree to waive the fifty thousand dollar ($50,000) maximum claim amount applicable to the Expedited Procedures contained in the Commercial Arbitration Rules, and agree to submit to such Expedited Procedures, along with the additional discovery-related rules outlined below, in all Disputes subject to arbitration hereunder. In no event may the initiation of arbitration by written submission to the AAA be given more than one (1) year after the date of the claim, Dispute or controversy or other matter in question was first asserted in writing to the other Member or Members in accordance with Section 14.02 above. The Members shall adhere to the following schedule for exchange of information upon commencement of arbitration under the Commercial Arbitration Rules:

      (a) Within seven (7) days of the service by the responding Member of an answering statement upon the complaining Member, the complaining Member shall serve upon the responding Member a copy of each document in possession of the complaining Member and a list of any witnesses, excluding those documents and witnesses to be used for cross-examination or rebuttal, that the complaining Member intends to rely upon at the arbitration;

      (b) Within thirty (30) days of the service by the responding Member of an answering statement upon the complaining Member, the responding Member shall provide a list of any witnesses it intends to call at arbitration and a list of all documents it intends to rely on at arbitration, excluding those documents and witnesses to be used for cross-examination or rebuttal;

      (c) Any Member may serve written requests for information and documents (the "Information Request") upon another Member within thirty (30) days of the filing of the answering statement, subject to the following limitations:

            (i) Each Member may serve not more than one (1) set of interrogatories limited to ten (10) items;

            (ii) Each Member may depose the other Member's expert witnesses, if any, who will be called to testify at the hearing, plus four (4) fact witnesses without regard to whether they will be called to testify. Each Member will be entitled to a total of not more than twenty-four (24) hours of depositions of the other Member's witnesses, including, but not limited to, the witnesses referred to herein. All depositions to be taken by a Member are to be scheduled and completed within one hundred twenty (120) days of the filing of the answering statement.

      (d) Information Requests, except as otherwise provided herein, shall be satisfied or objected to within twenty (20) days from the date of service of the Information Request;

      (e) Any response to objections to an Information Request shall be served within ten (10) days of receipt of the objection;

      (f) Upon the written request of a Member whose Information Request is unsatisfied, the matter will be considered by the arbitrator(s) at a preliminary hearing held in accordance with the Commercial Arbitration Rules.

                                  ARTICLE 15.

                              GENERAL PROVISIONS

      15.01 Regulations Subordinate to Member Agreement. Any term or provision in any Member Agreement of even date herewith or later entered into between the Members that conflicts with any term or provision in these Regulations shall take precedence over any term or provision in these Regulations, and the conflicting term or provision in these Regulations shall be modified or interpreted in accordance with such Member Agreement.

      15.02 Compliance with Partnership Agreement. Notwithstanding anything contained herein to the contrary, neither the Company nor any Member (nor any Affiliate of the Company or any Member) shall take any action which is in violation of or may cause a violation of the terms or conditions of the Partnership Agreement.

      15.03 Payments and Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment. If any payment due hereunder (excluding a Capital Contribution) is not made when due, it shall accrue interest at the Base Interest Rate.

      15.04 Notices. Except as expressly set forth to the contrary in these Regulations, all notices, requests, or consents provided for or permitted to be given under these Regulations must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier or by facsimile transmission, a notice, request, or consent given under these Regulations is effective on receipt by the Person who is to receive it. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member listed below or such other address as that Member may specify by notice to the other Members. Whenever any notice is required to be given by law, the Certificate or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

If to the Company:               Millennium Pipeline Management
                                 Company, L.L.C.
                                 12801 Fair Lakes Parkway
                                 P.O. Box 10146
                                 Fairfax, Virginia 22030
                                 Attn: Mr. David C. Pentzien, Chairman
                                 Telephone: (703) 227-3223
                                 Telecopy: (304) 227-3326

If to Columbia:                  Columbia Gas Transmission Corporation
                                 12801 Fair Lakes Parkway
                                 P.O. Box 10146
                                 Fairfax, Virginia 22030
                                 Attn: Mr. David C. Pentzien
                                 Telephone: (703) 227-3223
                                 Telecopy: (304) 227-3326

If to MCN:                       MCNIC LLC Millennium Company
                                 City Place I
                                 185 Asylum Street, 32nd Floor
                                 Hartford, CT 06103
                                 Attn: Mr. Mike Feodorov
                                 Telephone: (860) 275-6460
                                 Telecopy: (860) 275-6245

If to TransCanada:               TransCanada PipeLine USA Ltd.
                                 TransCanada PipeLines Tower
                                 511 5th Avenue, SW
                                 Calgary, Alberta
                                 Canada T2P 3Y6
                                 Attn: Mr. Brian Fowler
                                 Telephone: (403) 267-1908
                                 Telecopy: (403) 267-8573

If to Westcoast:                 Westcoast Power Marketing Inc.
                                 50 Keil Drive North
                                 Chatham, Ontario
                                 Canada N7M 5M1
                                 Attn: Mr. John Wolnik
                                 Telephone: (519) 436-4567
                                 Telecopy: (519) 436-4521

      15.05 Ratification. The Members hereby ratify, approve, adopt and confirm as an act of the Company acting as General Partner of the Partnership all lawful acts taken pursuant to the MOU by the management committee or its members or chairman established under the MOU whether in the name of the Company, the Partnership or otherwise, including the filing of the documents pursuant to which application was made on behalf of the Partnership for the regulatory authorizations from the FERC for authority to construct, own, operate and maintain the Millennium Pipeline System and for the authority to provide natural gas transportation using the Millennium Pipeline System.

      15.06 Entire Agreement; Acknowledgment.

      (a) These Regulations constitute the entire agreement of the Members and their Affiliates relating to the Company and, subject to Section 15.01 hereof, supersede all prior contracts or agreements with respect to the Company, whether oral or written, including the MOU.

      (b) The Members expressly acknowledge that, without limiting the effect of subsection 15.06(a), the obligations of each Member shall be limited to those expressly contained in these Regulations, the Partnership Agreement and any Project Agreements to which such Member is a party, and there are no additional express or implied obligations or understandings of the said Member or any of its Affiliates in respect of the Millennium Pipeline System, fiduciary or otherwise.

      15.07 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure of any Person to complain of any act of any other Person or to declare such other Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by the Company of its rights with respect to that default until the applicable statute-of-limitations period has run.

      15.08 Amendment or Modification. These Regulations may be amended or modified from time to time only by a written instrument adopted by a majority of the Members and executed and agreed to by a Required Interest; provided, however, that (a) an amendment or modification reducing a Member's Membership Interest (other than to reflect changes otherwise provided by these Regulations) is effective only with that Member's consent, (b) an amendment or modification reducing the required Membership Interest or other measure for any consent or vote in these Regulations is effective only with the consent or vote of the Members having the Membership Interest or other measure theretofore required and
(c) amendments of the type described in Section 3.05 hereof may be adopted as therein provided.

      15.09 Binding Effect. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns. The executors, administrators or personal representatives of a Member shall execute and deliver any and all instruments and documents and shall do any and all acts and things necessary and appropriate to carry out the terms and provisions of these Resolutions.

      15.10 Governing Law. THESE REGULATIONS ARE GOVERNED AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Certificate or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the DGCL, the applicable provision of the Certificate, the Act or the DGCL shall control.

      15.11 Severability. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of the provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

      15.12 Further Assurances. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

      15.13 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the Property of the Company.

      15.14 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company and hold it harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees) they may incur on account of any breach by that Member of these Regulations.

      15.15 Notice to Members of Provisions of these Regulations. By executing these Regulations, each Member acknowledges that it has actual notice of (a) all of the provisions of these Regulations, including, without limitation, the restrictions on the Disposition of Membership Interests, set forth in Article 3, and (b) all of the provisions of the Certificate. Each Member hereby agrees that these Regulations constitute adequate notice of all such provisions, including, without limitation, any notice requirement under the Act and Article 8 of the UCC, and each Member hereby waives any requirement that any further notice thereunder be given.

      15.16 Counterparts. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                           [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the Members have executed these Regulations as of the date first set forth above.

                                          MEMBERS:

                                          Columbia Gas Transmission Corporation,
                                          a Delaware corporation

                                          By:__________________________________
                                          Printed Name:________________________
                                          Title:_______________________________


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                THIS IS A SIGNATURE PAGE TO THE REGULATIONS OF
                  MILLENNIUM PIPELINE MANAGEMENT CO., L.L.C.

      IN WITNESS WHEREOF, the Members have executed these Regulations as of the date first set forth above.

                                          MCNIC LLC Millennium Company,
                                          a Michigan corporation

                                          By:__________________________________
                                          Printed Name:________________________
                                          Title:_______________________________



                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                THIS IS A SIGNATURE PAGE TO THE REGULATIONS OF
                  MILLENNIUM PIPELINE MANAGEMENT CO., L.L.C.

      IN WITNESS WHEREOF, the Members have executed these Regulations as of the date first set forth above.

                                          TransCanada PipeLine USA Ltd..
                                          a Nevada corporation

                                          By:__________________________________
                                          Printed Name:________________________
                                          Title:_______________________________

                                          By:__________________________________
                                          Printed Name:________________________
                                          Title:_______________________________



                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                THIS IS A SIGNATURE PAGE TO THE REGULATIONS OF
                  MILLENNIUM PIPELINE MANAGEMENT CO., L.L.C.

      IN WITNESS WHEREOF, the Members have executed these Regulations as of the date first set forth above.

                                          Westcoast Power Marketing Inc.,
                                          a Delaware corporation

                                          By:__________________________________
                                          Printed Name:________________________
                                          Title:_______________________________

                                          By:__________________________________
                                          Printed Name:________________________
                                          Title:_______________________________



                THIS IS A SIGNATURE PAGE TO THE REGULATIONS OF
                  MILLENNIUM PIPELINE MANAGEMENT CO., L.L.C.

                                    EXHIBIT A

      INITIAL MEMBERS, MEMBERSHIP INTEREST AND INITIAL CAPITAL CONTRIBUTION

                                  MEMBERSHIP
         MEMBER                    INTEREST             INITIAL CAPITAL CONTRIBUTION
         ------                    --------             ----------------------------
Columbia                             47.5                        US$68,171
MCN                                  10.5%                       US$15,069
TransCanada                           21%                        US$30,139
Westcoast                             21%                        US$30,139


                               [End of Exhibit A]

                                    EXHIBIT B

                                  MEMBER OWNERS

                                                        OWNERSHIP
  MEMBER              MEMBER OWNER(S)                   PERCENTAGE
  ------              ---------------                   ----------
Columbia      Columbia Energy Group,                      100%
              a Delaware corporation

Westcoast     Westcoast Energy, Inc.,                     100%
              a Delaware corporation

MCN           MCNIC Pipeline and Processing Company,      100%
              a Michigan corporation

TransCanada   TransCanada PipeLines Limited,              100%
              a Canada corporation


                               [End of Exhibit B]

                                   EXHIBIT C

                         INITIAL MANAGEMENT COMMITTEE

The initial Management Committee Members shall be as follows:

        MEMBER               MANAGEMENT COMMITTEE
        ------                  REPRESENTATIVE
                                --------------
Columbia               David C. Pentzien (Initial Chairman)
Westcoast              John Wolnik
MCN                    Mike Feodorov
TransCanada            Brian Fowler


                               [End of Exhibit C]

                                    EXHIBIT D

                                INITIAL OFFICERS

The initial officer(s) of the Company shall be as follows:

      David C. Pentzien -     Chairman



                              [End of Exhibit D]